NUVERRA ANNOUNCES FOURTH-QUARTER, FULL-YEAR 2015 RESULTS

SCOTTSDALE, Ariz. (March 11, 2016) - Nuverra Environmental Solutions, Inc. (OTCQB: NESC) (“Nuverra” or the “Company”) today announced financial and operating results for the fourth quarter and full year ended December 31, 2015.
Summary of Financial Results

▪
Fourth-quarter revenue from continuing operations was $68.6 million, a decrease of approximately 10% sequentially from the third quarter and approximately 52% compared with $141.8 million in the fourth quarter of 2014. Revenue for 2015 was $356.7 million, down approximately 34% when compared with $536.3 million in 2014.

▪
Loss from continuing operations for the fourth quarter was $34.4 million, or a loss of $1.24 per diluted share. Excluding special items, loss from continuing operations for the fourth quarter was $21.8 million, or a loss of $0.79 per diluted share. Full-year loss from continuing operations was $195.2 million, or a loss of $7.05 per diluted share. Excluding special items, loss from continuing operations for the year was $73.8 million, or a loss of $2.67 per diluted share.

▪
Adjusted EBITDA from continuing operations for the fourth quarter was $8.2 million, up approximately 31% sequentially from the third quarter, and down approximately 68% when compared to adjusted EBITDA from continuing operations of $25.4 million in the fourth quarter of 2014. Fourth-quarter adjusted EBITDA margin was 12.0%, compared sequentially with 8.2% in the third quarter and 17.9% in the fourth quarter of 2014. Full-year 2015 adjusted EBITDA from continuing operations was $45.9 million with a margin of 12.9%, compared with $95.2 million and a margin of 17.8% in 2014.

▪	The Company generated $43.4 million in free cash flow in 2015; $39.3 million cash on hand at December 31, 2015.

▪	Company separately announced today it has entered into a Restructuring Support Agreement with majority holders of its Senior Notes Due 2018 to improve liquidity and defer cash interest expense.

Mark. D. Johnsrud, Chairman of the Board and Chief Executive Officer, commented, “The fourth quarter remained challenging, with further reductions in activity levels, pricing headwinds and an extended holiday slowdown in overall customer activities. Looking ahead, we expect the operating environment will remain difficult. Customers are significantly reducing capital spending from 2015 levels and are intent on controlling costs through efficient well designs and technology programs. We remain focused on cost management, operational efficiency and free cash flow, while also being responsive to changes in market conditions.”
In a separate press release issued today, the Company announced it has entered into a Restructuring Support Agreement with majority holders of its Senior Notes Due 2018 to restructure the Company’s debt. That press release can be found at www.nuverra.com.
Mr. Johnsrud commented, “With the continued support of our bank group and noteholders, we are working together to create a solution for the Company’s financing needs, that if successfully completed, will improve liquidity, defer cash interest expense and preserve potential value for our shareholders.”
FOURTH-QUARTER 2015 RESULTS
Fourth-quarter 2015 revenue from continuing operations was $68.6 million, a sequential decrease of $7.9 million, or 10%, when compared with $76.5 million in the third quarter, and a decrease of $73.1 million, or 52%, when compared with revenue from continuing operations of $141.8 million in the fourth quarter of 2014. The decreases were primarily related to further reductions in overall customer drilling and completion activities and pricing pressures, as well as the impact of an extended holiday slowdown in November and December. These factors impacted all operating divisions, driving lower revenue for fluid and solid logistics services, disposal and rental services, offset slightly by an increase in revenue related to Haynesville water midstream services, when compared with the fourth quarter of 2014.
The Company realized significant reductions in total costs and expenses throughout 2015, driven by two primary factors: the overall decline in market activities driving down variable costs and actions taken by the Company to proactively reduce costs and expenses. Fourth-quarter total costs and expenses, adjusted for special items, were $78.5 million, a 43% decrease compared with the fourth quarter of 2014. Reductions included approximately $23.8 million in lower variable payroll and related expenses, approximately $8.8 million in fuel reductions, and approximately $4.0 million in lower depreciation and amortization expense, with the balance due to reductions in all other direct operating costs. For the full year, total costs and expenses adjusted for special items were $381.9 million, a reduction of $145.9 million, or nearly 28%, compared with 2014.

Excluding special items, fourth-quarter loss from continuing operations was $21.8 million, or a loss of $0.79 per diluted share, compared with loss from continuing operations of $9.6 million, or a loss of $0.35 per diluted share in the fourth quarter of 2014. Reported fourth-quarter loss from continuing operations was $34.4 million, or a loss of $1.24 per share, compared with a loss from continuing operations of $321.1 million, or a loss of $11.84 per share in the fourth quarter of 2014. Special items for the fourth quarter primarily consisted of approximately $9.9 million in restructuring and other exit-related costs and approximately $1.1 million related to the write off of a portion of unamortized deferred financing costs associated with the Company’s amended asset-based revolving credit facility. Special items affecting 2014 fourth-quarter results primarily consisted of non-cash impairment charges of $203.3 million for goodwill and $112.4 million for long-lived assets.

Adjusted EBITDA from continuing operations for the fourth quarter was $8.2 million, an increase of $2.0 million, or 31%, sequentially from $6.2 million in the third-quarter. Fourth-quarter adjusted EBITDA margin was 12.0%, compared with a margin of 8.2% in the third quarter. The improvement was primarily due to decreased insurance and compensation costs, and lower bad debt expense. On a year-over-year comparison, adjusted EBITDA from continuing operations was down 68% compared with the fourth quarter of 2014.

2015 FULL-YEAR RESULTS

Revenue for the full year was $356.7 million, or a decline of 34%, when compared with $536.3 million in 2014. The decrease was largely driven by the continuous slowing throughout the year in customer drilling and completion activities in all operating basins, coupled with service pricing pressures and the extended holiday slowdown that impacted the fourth quarter.

Excluding special items, 2015 loss from continuing operations was $73.8 million, or a loss of $2.67 per diluted share, compared with a loss from continuing operations of $40.7 million, or a loss of $1.56 per diluted share, for the same period in 2014. Reported loss from continuing operations for the year was $195.2 million, or a loss of $7.05 per diluted share, compared with a loss of $457.2 million, or a loss of $17.52 per diluted share in 2014. Special items for the full year primarily consisted of non-cash charges of $104.7 million for goodwill impairment, approximately $11.1 million in restructuring and other exit-related costs, and approximately $2.1 million related to the write off of a portion of unamortized deferred financing costs associated with the amended asset-based revolving credit facility. Special items in 2014 primarily consisted of non-cash impairment charges of $304.0 million for goodwill and $112.4 million for long-lived assets.

2015 adjusted EBITDA from continuing operations was $45.9 million, with a margin of 12.9%, compared with $95.2 million, with a margin of 17.8%, in 2014. The year-over-year decline was related primarily to the effects of significantly lower customer drilling and completion activities coupled with continuous service pricing pressures, which drove lower revenue, offset in part by reductions in total costs and expenses.
CASH & LIQUIDITY
Net cash provided by operating activities from continuing operations through December 31, 2015 was $49.8 million, with net cash capital expenditures from continuing operations of $6.5 million for the year. The Company generated $43.4 million in free cash flow for the year, compared with a use of cash of $28.2 million in 2014.
At December 31, 2015, total debt outstanding, excluding $0.4 million in premiums and discounts, was $520.2 million, consisting of $400 million of 2018 Notes, $101.8 million outstanding under the asset-backed revolving credit facility, and $18.8 million in capital leases and notes payable.
The Company made principal payments on the revolving credit facility totaling $20.0 million during January and February 2016, following the periodic appraisal of the borrowing base, resulting in $81.8 million principal outstanding as of February 29, 2016. The Company had $20.7 million cash on hand and $0.7 million of net availability remaining under the facility as of February 29, 2016.
The Company further disclosed that its audited consolidated financial statements for the fiscal year ended December 31, 2015 included in the Company’s Annual Report on Form 10-K, which was filed today with the Securities and Exchange Commission, contained an explanatory paragraph regarding its ability to continue as a going concern from its independent registered public accounting firm. On March 10, 2016, lenders under the revolving credit facility amended certain terms of the facility and consented to the inclusion of a going concern qualification or exception in the Company’s 2015 audited financials. The Company remains current with all payment obligations due on its outstanding debt.
DIVISION RESULTS OVERVIEW

Three months ended December 31, 2015	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$37,685	$17,586	$13,361	$—	$68,632
Operating loss	(4,634)	(2,400)	(9,499)	(4,916)	(21,449)
Operating Margin %	(12.3)%	(13.6)%	(71.1)%	NA	(31.3)%
Adjusted EBITDA	8,520	2,484	1,282	(4,077)	8,209
Adjusted EBITDA Margin %	22.6%	14.1%	9.6%	NA	12.0%

Three months ended December 31, 2014	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$87,789	$28,159	$25,815	$—	$141,763
Operating loss	(302,678)	(1,219)	(3,166)	(2,803)	(309,866)
Operating Margin %	(344.8)%	(4.3)%	(12.3)%	NA	(218.6)%
Adjusted EBITDA	25,781	2,859	1,526	(4,773)	25,393
Adjusted EBITDA Margin %	29.4%	10.2%	5.9%	NA	17.9%

Year Ended December 31, 2015	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$196,021	$92,135	$68,543	$—	$356,699
Operating loss	(97,781)	(3,624)	(19,422)	(24,012)	(144,839)
Operating Margin %	(49.9)%	(3.9)%	(28.3)%	NA	(40.6)%
Adjusted EBITDA	46,080	13,536	6,265	(19,957)	45,924
Adjusted EBITDA Margin %	23.5%	14.7%	9.1%	NA	12.9%

Year Ended December 31, 2014	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$334,770	$95,577	$105,935	$—	$536,282
Operating loss	(269,813)	(42,447)	(80,491)	(24,903)	(417,654)
Operating Margin %	(80.6)%	(44.4)%	(76.0)%	NA	(77.9)%
Adjusted EBITDA	97,948	10,436	7,726	(20,895)	95,215
Adjusted EBITDA Margin %	29.3%	10.9%	7.3%	NA	17.8%
Rocky Mountain Division (Bakken)
Rocky Mountain Division revenue for the fourth quarter was $37.7 million, a decrease of 8.8% compared sequentially with third-quarter revenue of $41.3 million, and a decrease of 57.1% on a year-over-year comparison with revenue of $87.8 million the fourth quarter of 2014. For the full year, Rocky Mountain Division revenue was $196.0 million, a decrease of 41.4%, compared with revenue of $334.8 million in 2014. Quarterly and year-over-year declines were related primarily to significant reductions in customer drilling and completion activities and the effect of continued pricing pressures, in addition to the impact of an extended holiday slowdown in November and December.
Fourth-quarter adjusted EBITDA from continuing operations for the Rocky Mountain Division was $8.5 million, with an adjusted EBITDA margin of 22.6%, compared with $25.8 million and a 29.4% adjusted EBITDA margin in the fourth quarter of 2014. On a sequential comparison, fourth-quarter adjusted EBITDA from continuing operations was up $78,000 when compared with third-quarter adjusted EBITDA from continuing operations of $8.4 million, with an adjusted EBITDA margin of 20.4%. The improvement was driven by overall cost and expense reductions coupled with proactive cost-management activities. For the full year, adjusted EBITDA from continuing operations for the Rocky Mountain division was $46.1 million, with an adjusted EBITDA margin of 23.5%, compared with adjusted EBITDA from continuing operations of $97.9 million, with an adjusted EBITDA margin of 29.3%, in 2014.

Northeast Division (Marcellus, Utica)
Northeast Division revenue for the fourth quarter was $17.6 million, a decrease of 11.3%, compared sequentially with third-quarter revenue of $19.8 million, and a decrease of 37.5% on a year-over-year comparison with revenue of $28.2 million in the fourth quarter of 2014. For the full year, Northeast Division revenue was $92.1 million, a decrease of 3.6%, compared with revenue of $95.6 million in 2014. The quarterly decline was primarily driven by further reductions in customer drilling and completion activities and continued pricing pressure, as well as the extended holiday slowdown. For the full year, first-half revenue increases from the addition of new customers in the Northeast Division were offset by a slowing of customer drilling and completion activities in the second half of the year.
Fourth-quarter adjusted EBITDA from continuing operations for the Northeast Division was $2.5 million, with an adjusted EBITDA margin of 14.1%, compared with $2.9 million and a 10.2% adjusted EBITDA margin in the fourth quarter of 2014. Despite the overall decline in annual revenue, the Northeast Division achieved a $3.1 million increase in year-over-year adjusted EBITDA from continuing operations, primarily as a result of higher revenue in the first half of the year coupled with lower total costs and expenses for the full year. Adjusted EBITDA from continuing operations for 2015 in this division was $13.5 million, with an adjusted EBITDA margin of 14.7%, compared with adjusted EBITDA from continuing operations of $10.4 million, and an adjusted EBITDA margin of 10.9% in 2014.
Southern Division (Haynesville, Eagle Ford, Permian)
Southern Division revenue for the fourth quarter was $13.4 million, a decrease of 13.1%, compared sequentially with third-quarter revenue of $15.4 million, and a decrease of 48.2% on a year-over-year comparison with revenue of $25.8 million in the fourth quarter of 2014. For the full year, Southern Division revenue was $68.5 million, a decrease of 35.3%, compared with revenue of $105.9 million in 2014. Quarterly and yearly declines were primarily driven by further reductions in customer drilling and completion activities that impacted water logistics, disposal, and rental equipment services; ongoing pricing pressure; and the extended holiday slowdown in the fourth quarter. These decreases were offset in part by increases in revenue from the Haynesville pipeline compared with the fourth quarter and full-year 2014.
Fourth-quarter adjusted EBITDA from continuing operations for the Southern Division was $1.3 million, with an adjusted EBITDA margin of 9.6%, compared with adjusted EBITDA from continuing operations of $1.5 million and a 5.9% adjusted EBITDA margin in the fourth quarter of 2014. For the full year, adjusted EBITDA from continuing operations for the Southern Division was $6.3 million, with an adjusted EBITDA margin of 9.1%, compared with adjusted EBITDA from continuing operations of $7.7 million and an adjusted EBITDA margin of 7.3% in 2014. The year-over-year adjusted EBITDA margin improvement of 180 basis points was driven by overall cost and expense reductions coupled with proactive cost-management activities.
About Nuverra
Nuverra Environmental Solutions, Inc. is among the largest companies in the United States dedicated to providing comprehensive, full-cycle environmental solutions to customers in the energy market. Nuverra focuses on the delivery, collection, treatment, recycling, and disposal of restricted solids, water, wastewater, waste fluids and hydrocarbons that are part of the drilling, completion and ongoing production of shale oil and natural gas. The Company provides its suite of environmentally compliant and sustainable solutions to customers who demand stricter environmental compliance and accountability from their service providers. Find additional information about Nuverra on the Company's website, http://www.nuverra.com, and in documents filed with the U.S. Securities and Exchange Commission (SEC) at http://www.sec.gov.
Forward-Looking Statements

The information contained herein includes certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may include forecasts of growth, revenues, business activity, pricing, adjusted EBITDA, pipeline and solids treatment initiatives, and landfill and treatment facility activities, as well as statements regarding possible acquisitions, divestitures, financings, restructurings, business growth and expansion opportunities, liquidity, availability of capital, ability to access capital markets, cost-management initiatives, expected outcome of litigation and other statements that are not historical facts. Actual results may differ materially from results expressed or implied by these forward-looking statements. All forward-looking statements involve risks and uncertainties, including, difficulties encountered in restructuring our debt; uncertainties in evaluating long-lived assets for potential impairment; potential impact of litigation; risks of successfully consummating expected transactions within the timeframes or on the terms contemplated; uncertainty relating to successful negotiation, execution and consummation of all necessary definitive agreements in connection with our strategic initiatives; whether certain markets grow as anticipated; pricing pressures; risks associated with our indebtedness; current and projected future uncertainties in commodities markets, including low oil and/or natural gas prices; changes in customer drilling and completion activities and capital expenditure plans; shifts in production in shale areas where we operate and/or shale areas where we currently do not have operations; control of costs and expenses, including uncertainty regarding the ability to successfully implement cost-management initiatives; liquidity and access to capital; compliance with the terms of agreements governing our indebtedness; and the competitive and regulatory environment. Additional risks and uncertainties are disclosed from time to time in the Company’s filings with the SEC, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as well as Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Source: Nuverra Environmental Solutions, Inc.
Liz Merritt, VP-Investor Relations & Communications
480-878-7452
ir@nuverra.com

-- Tables to Follow -

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenue:
Non-rental revenue	$64,115	$123,801	$327,655	$463,418
Rental revenue	4,517	17,962	29,044	72,864
Total revenue	68,632	141,763	356,699	536,282
Costs and expenses:
Direct operating expenses	57,826	103,333	279,881	392,458
General and administrative expenses	8,225	10,587	39,327	59,187
Depreciation and amortization	18,046	22,014	70,511	85,880
Impairment of long-lived assets	—	112,436	—	112,436
Impairment of goodwill	—	203,259	104,721	303,975
Other, net	5,984	—	7,098	—
Total costs and expenses	90,081	451,629	501,538	953,936
Operating loss	(21,449)	(309,866)	(144,839)	(417,654)
Interest expense, net	(12,057)	(12,942)	(49,194)	(50,917)
Other income, net	151	1,734	894	2,107
Loss on extinguishment of debt	(1,134)	—	(2,145)	(3,177)
Loss from continuing operations before income taxes	(34,489)	(321,074)	(195,284)	(469,641)
Income tax benefit (expense)	77	(50)	117	12,463
Loss from continuing operations	(34,412)	(321,124)	(195,167)	(457,178)
Income (loss) from discontinued operations, net of income taxes	531	(14,770)	(287)	(58,426)
Net loss attributable to common stockholders	$(33,881)	$(335,894)	$(195,454)	$(515,604)

Net loss per common share attributable to common stockholders:
Basic and diluted loss from continuing operations	$(1.24)	$(11.84)	$(7.05)	$(17.52)
Basic and diluted income (loss) from discontinued operations	0.02	(0.54)	(0.01)	(2.24)
Net loss per basic and diluted common share	$(1.22)	$(12.38)	$(7.06)	$(19.76)

Weighted average shares outstanding used in computing net loss per basic and diluted common share	27,821	27,122	27,681	26,090

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,	December 31,
	2015	2014
Assets
Cash and cash equivalents	$39,309	$13,367
Restricted cash	4,250	114
Accounts receivable, net	42,188	108,813
Inventories	2,985	4,413
Prepaid expenses and other receivables	3,377	4,147
Deferred income taxes	—	3,179
Other current assets	208	173
Current assets held for sale	—	20,466
Total current assets	92,317	154,672
Property, plant and equipment, net	406,188	475,982
Equity investments	3,750	3,814
Intangibles, net	16,867	19,757
Goodwill	—	104,721
Other assets	12,205	17,688
Long-term assets held for sale	—	94,938
Total assets	$531,327	$871,572
Liabilities and Equity
Accounts payable	6,907	18,859
Accrued liabilities	29,843	43,395
Current portion of contingent consideration	8,628	9,274
Current portion of long-term debt	508,417	4,863
Financing obligation to acquire non-controlling interest	—	11,000
Current liabilities of discontinued operations	—	8,802
Total current liabilities	$553,795	$96,193
Deferred income taxes	270	3,448
Long-term portion of debt	11,758	592,455
Long-term portion of contingent consideration	—	550
Other long-term liabilities	3,775	3,874
Long-term liabilities of discontinued operations	—	22,105
Total liabilities	569,598	718,625
Commitments and contingencies
Preferred stock	—	—
Common stock	30	29
Additional paid-in capital	1,369,921	1,365,537
Treasury stock	(19,800)	(19,651)
Accumulated deficit	(1,388,422)	(1,192,968)
Total equity of Nuverra Environmental Solutions, Inc.	(38,271)	152,947
Total liabilities and equity	$531,327	$871,572

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended
	December 31,
	2015	2014
Cash flows from operating activities:
Net loss	$(195,454)	$(515,604)
Adjustments to reconcile net loss to net cash provided by operating activities:
(Income) loss from discontinued operations, net of income taxes	(906)	58,426
Loss on the sale of TFI	1,534	—
Depreciation and amortization of intangible assets	70,511	85,880
Amortization of deferred financing costs and debt discounts, net	4,800	4,188
Stock-based compensation	2,321	2,971
Gain on disposal of property, plant and equipment	(321)	(4,773)
Impairment of long-lived assets	5,921	112,436
Impairment of goodwill	104,721	303,975
Bad debt expense	(1,110)	3,833
Loss on extinguishment of debt	2,145	3,177
Deferred income taxes	(1)	(12,641)
Other, net	(456)	176
Changes in operating assets and liabilities:
Accounts receivable	67,735	(25,560)
Prepaid expenses and other receivables	543	6,310
Accounts payable and accrued liabilities	(17,059)	(4,213)
Other assets and liabilities, net	4,903	(1,205)
Net cash provided by operating activities from continuing operations	49,827	17,376
Net cash (used in) provided by operating activities from discontinued operations	(708)	3,966
Net cash provided by operating activities	49,119	21,342
Cash flows from investing activities:
Proceeds from the sale of TFI	78,897	—
Proceeds from the sale of property, plant and equipment	12,732	10,192
Purchases of property, plant and equipment	(19,201)	(55,731)
Increase in restricted cash	(4,250)	—
Net cash provided by (used in) investing activities from continuing operations	68,178	(45,539)
Net cash used in investing activities from discontinued operations	(181)	(2,451)
Net cash provided by (used) in investing activities	67,997	(47,990)
Cash flows from financing activities:
Proceeds from revolving credit facility	—	107,725
Payments on revolving credit facility	(81,647)	(67,500)
Payments for deferred financing costs	(225)	(1,030)
Payments on vehicle financing and other financing activities	(11,246)	(6,448)
Net cash (used in) provided by financing activities from continuing operations	(93,118)	32,747
Net cash (used in) provided by financing activities from discontinued operations	(105)	105
Net cash (used in) provided by financing activities	(93,223)	32,852
Net increase in cash and cash equivalents	23,893	6,204
Cash and cash equivalents - beginning of period	15,416	9,212
Cash and cash equivalents - end of period	39,309	15,416
Less: cash and cash equivalents of discontinued operations - end of period	—	2,049
Cash and cash equivalents of continuing operations - end of period	$39,309	$13,367

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS
(In thousands)
(Unaudited)

This press release contains non-GAAP financial measures as defined by the rules and regulations of the United States Securities and Exchange Commission. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations or balance sheets of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Reconciliations of these non-GAAP financial measures to their comparable GAAP financial measures are included in the attached financial tables.

These non-GAAP financial measures are provided because management of the Company uses these financial measures in maintaining and evaluating the Company’s ongoing financial results and trends. Management uses this non-GAAP information as an indicator of business results, and evaluates overall performance with respect to such indicators. Management believes that excluding items such as acquisition expenses, amortization of intangible assets, stock-based compensation, asset impairments, restructuring charges, expenses related to litigation and resolution of lawsuits, and other charges, which may or may not be non-recurring, among other items that are inconsistent in amount and frequency (as with acquisition expenses), or determined pursuant to complex formulas that incorporate factors, such as market volatility, that are beyond our control (as with stock-based compensation), for purposes of calculating these non-GAAP financial measures facilitates a more meaningful evaluation of the Company’s current operating performance and comparisons to the past and future operating performance. The Company believes that providing non-GAAP financial measures such as EBITDA, adjusted EBITDA, adjusted net income (loss), adjusted net income (loss) per share, and operating working capital, in addition to related GAAP financial measures, provides investors with greater transparency to the information used by the Company’s management. These non-GAAP financial measures are not substitutes for measures of performance or liquidity calculated in accordance with GAAP and may not necessarily be indicative of the Company's liquidity or ability to fund cash needs. Not all companies calculate non-GAAP financial measures in the same manner, and our presentation may not be comparable to the presentations of other companies.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Loss from Continuing Operations to EBITDA, Adjusted EBITDA from Continuing Operations and Total Adjusted EBITDA:

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015		2014
Loss from continuing operations	$(34,412)	$(321,124)	$(195,167)		$(457,178)
Depreciation and amortization	18,046	22,014	70,511		85,880
Interest expense, net	12,057	12,942	49,194		50,917
Income tax (benefit) expense	(77)	50	(117)		(12,463)
EBITDA	(4,386)	(286,118)	(75,579)		(332,844)
Adjustments:
Transaction-related costs, including earnout adjustments, net	(143)	(1,274)	(288)		(761)
Stock-based compensation	463	666	2,321		2,971
Legal and environmental costs, net	389	(3,555)	1,389	[A]	8,757
Impairment of long-lived assets	—	112,436	—		112,436
Impairment of goodwill	—	203,259	104,721		303,975
Restructuring, exit and other costs	9,875	—	11,536		205
Loss on extinguishment of debt	1,134	—	2,145		3,177
Integration, severance and rebranding costs	—	—	—		2,072
Loss (gain) on disposal of assets	877	(21)	(321)		(4,773)
Adjusted EBITDA from continuing operations	8,209	25,393	45,924		95,215
Adjusted EBITDA from discontinued operations	—	2,626	1,197		12,114
Total Adjusted EBITDA	$8,209	$28,019	$47,121		$107,329

[A] Legal and environmental costs, net include $0.5 million of certain litigation related fees that were omitted as adjustments in prior quarters.

Reconciliation of Income (Loss) from Discontinued Operations to EBITDA from Discontinued Operations and Adjusted EBITDA from Discontinued Operations:

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Income (loss) from discontinued operations	$531	$(14,770)	$(287)	$(58,426)
Income tax benefit	(341)	(11,168)	(76)	(9,832)
EBITDA from discontinued operations	190	(25,938)	(363)	(68,258)
Adjustments:
Transaction-related costs	—	(336)	26	5,401
Legal and environmental costs, net	—	—	—	733
Impairment of long-lived assets	—	26,363	—	26,363
Impairment of goodwill	—	2,537	—	48,000
(Gain) loss on disposal of assets	(190)	—	1,534	(125)
Adjusted EBITDA from discontinued operations	$—	$2,626	$1,197	$12,114

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of QTD Segment Performance to Adjusted EBITDA

Three months ended December 31, 2015	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$37,685	$17,586	$13,361	$—	$68,632
Direct operating expenses	31,744	14,458	11,624	—	57,826
General and administrative expenses	1,623	890	891	4,821	8,225
Depreciation and amortization	8,952	4,639	4,360	95	18,046
Operating loss	(4,634)	(2,400)	(9,499)	(4,916)	(21,449)
Operating margin %	(12.3)%	(13.6)%	(71.1)%	NA	(31.3)%
Loss from continuing operations before income taxes	(4,723)	(2,472)	(9,489)	(17,805)	(34,489)

Loss from continuing operations	$(4,723)	$(2,472)	$(9,489)	$(17,728)	$(34,412)
Depreciation and amortization	8,952	4,639	4,360	95	18,046
Interest expense, net	99	150	53	11,755	12,057
Income tax benefit	—	—	—	(77)	(77)
EBITDA	$4,328	$2,317	$(5,076)	$(5,955)	(4,386)

Adjustments, net	4,192	167	6,358	1,878	12,595
Adjusted EBITDA from continuing operations	$8,520	$2,484	1,282	$(4,077)	$8,209
Adjusted EBITDA margin %	22.6%	14.1%	9.6%	NA	12.0%

Three months ended December 31, 2014	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$87,789	$28,159	$25,815	$—	$141,763
Direct operating expenses	58,822	23,344	21,167	—	103,333
General and administrative expenses	3,237	2,082	2,636	2,632	10,587
Depreciation and amortization	12,713	3,952	5,178	171	22,014
Operating loss	(302,678)	(1,219)	(3,166)	(2,803)	(309,866)
Operating margin %	(344.8)%	(4.3)%	(12.3)%	NA	(218.6)%
Loss from continuing operations before income taxes	(302,761)	(722)	(2,425)	(15,166)	(321,074)

Loss from continuing operations	$(302,761)	$(722)	$(2,425)	$(15,216)	$(321,124)
Depreciation and amortization	12,713	3,952	5,178	171	22,014
Interest expense, net	117	383	79	12,363	12,942
Income tax expense	—	—	—	50	50
EBITDA	$(289,931)	$3,613	$2,832	$(2,632)	(286,118)

Adjustments, net	315,712	(754)	(1,306)	(2,141)	311,511
Adjusted EBITDA from continuing operations	$25,781	$2,859	$1,526	$(4,773)	$25,393
Adjusted EBITDA margin %	29.4%	10.2%	5.9%	NA	17.9%

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of YTD Segment Performance to Adjusted EBITDA

Year Ended December 31, 2015	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$196,021	$92,135	$68,543	$—	$356,699
Direct operating expenses	147,214	74,364	58,303	—	279,881
General and administrative expenses	6,824	4,606	4,891	23,006	39,327
Depreciation and amortization	35,043	16,667	18,188	613	70,511
Operating loss	(97,781)	(3,624)	(19,422)	(24,012)	(144,839)
Operating margin %	(49.9)%	(3.9)%	(28.3)%	NA	(40.6)%
Loss from continuing operations before income taxes	(97,632)	(4,228)	(19,526)	(73,898)	(195,284)

Loss from continuing operations	$(97,632)	$(4,228)	$(19,526)	$(73,781)	$(195,167)
Depreciation and amortization	35,043	16,667	18,188	613	70,511
Interest expense, net	462	796	195	47,741	49,194
Income tax benefit	—	—	—	(117)	(117)
EBITDA	$(62,127)	$13,235	$(1,143)	$(25,544)	(75,579)

Adjustments, net	108,207	301	7,408	5,587	121,503
Adjusted EBITDA from continuing operations	$46,080	$13,536	6,265	$(19,957)	$45,924
Adjusted EBITDA margin %	23.5%	14.7%	9.1%	NA	12.9%

Year Ended December 31, 2014	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$334,770	$95,577	$105,935	$—	$536,282
Direct operating expenses	226,850	78,621	86,987	—	392,458
General and administrative expenses	10,791	9,929	14,233	24,234	59,187
Depreciation and amortization	51,247	15,643	18,321	669	85,880
Operating loss	(269,813)	(42,447)	(80,491)	(24,903)	(417,654)
Operating margin %	(80.6)%	(44.4)%	(76.0)%	NA	(77.9)%
Loss from continuing operations before income taxes	(269,954)	(40,608)	(82,440)	(76,639)	(469,641)

Loss from continuing operations	$(269,954)	$(40,608)	$(82,440)	$(64,176)	$(457,178)
Depreciation and amortization	51,247	15,643	18,321	669	85,880
Interest expense, net	619	1,284	455	48,559	50,917
Income tax benefit	—	—	—	(12,463)	(12,463)
EBITDA	$(218,088)	$(23,681)	$(63,664)	$(27,411)	$(332,844)

Adjustments, net	316,036	34,117	71,390	6,516	428,059
Adjusted EBITDA from continuing operations	$97,948	$10,436	$7,726	$(20,895)	$95,215
Adjusted EBITDA margin %	29.3%	10.9%	7.3%	NA	17.8%

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Special Items to Adjusted Net Loss and to EBITDA and Adjusted EBITDA from Continuing Operations

	Three months ended December 31, 2015
	As Reported	Special Items		As Adjusted
Revenue	$68,632	$—		$68,632
Direct operating expenses	57,826	(4,876)	[A]	52,950
General and administrative expenses	8,225	(744)	[B]	7,481
Total costs and expenses	90,081	(11,604)	[C]	78,477
Operating loss	(21,449)	11,604	[C]	(9,845)
Loss from continuing operations	(34,412)	12,570	[D]	(21,842)

Basic and diluted loss from continuing operations	$(1.24)			$(0.79)

Loss from continuing operations	$(34,412)			$(21,842)
Depreciation and amortization	18,046			18,046
Interest expense, net	12,057			12,057
Income tax benefit	(77)			(52)
EBITDA and Adjusted EBITDA from continuing operations	$(4,386)			$8,209

Description of 2015 Special Items:
[A]	Special items include a loss on sale related to the disposal of certain transportation related assets and the write-off of pipeline related assets in connection with a contract termination
[B]	Primarily attributable to stock-based compensation, and non-routine litigation expenses
[C]
Primarily includes the aforementioned adjustments, and approximately $5.9 million associated with a long-lived asset impairment charge recorded in the Southern division as part of the Company's restructuring plan.

[D]
Primarily includes the aforementioned adjustments along with a charge of $1.1 million in connection with a write-off of a portion of the unamortized deferred financing costs associated with our Amended Revolving Credit Facility. The Company also recorded a net reduction related to a prior acquisition earnout reserve of $0.1 million in the three months ended December 31, 2015. Additionally, our effective tax rate for the three months ended December 31, 2015 was near zero percent and has been applied to the special items accordingly.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Special Items to Adjusted Net Loss and to EBITDA and Adjusted EBITDA from Continuing Operations

	Three months ended December 31, 2014
	As Reported	Special Items		As Adjusted
Revenue	$141,763	$—		$141,763
Direct operating expenses	103,333	301	[E]	103,634
General and administrative expenses	10,587	2,160	[F]	12,747
Total costs and expenses	451,629	(313,234)	[G]	138,395
Operating (loss) income	(309,866)	313,234	[G]	3,368
Loss from continuing operations	(321,124)	311,511	[H]	(9,613)

Basic and diluted loss from continuing operations	$(11.84)			$(0.35)

Loss from continuing operations	$(321,124)			$(9,613)
Depreciation and amortization	22,014			22,014
Interest expense, net	12,942			12,942
Income tax expense	50			50
EBITDA and Adjusted EBITDA from continuing operations	$(286,118)			$25,393

Description of 2014 Special Items:
[E]
Special items include gain on sale related to the disposal of certain transportation assets, offset by a charge related to a contract settlement and environmental reserve adjustments primarily attributed to business in the Southern division.

[F]	Primarily attributable to litigation, stock-based compensation and integration and rebranding expenses.
[G]
Primarily includes the aforementioned adjustments and $112.4 million of long-lived asset impairment charge related to the write-off of the Company's customer relationship intangible asset attributable to business in the Rocky Mountain division and $203.3 million of goodwill impairment charge attributable to business in the Rocky Mountain division for the three months ended December 31, 2014.

[H]
Includes $112.4 million of long-lived asset impairment charge related to the write-off of the Company's customer relationship intangible asset attributable to business in the Rocky Mountain division and $203.3 million of goodwill impairment charge attributable to business in the Rocky Mountain division for the three months ended December 31, 2014. Additionally, the Company recorded a net reduction related to a prior acquisition earnout reserve of $1.7 million in the three months ended December 31, 2014. The Company's effective tax rate for the three months ended December 31, 2014 was zero percent and has been applied to the special items accordingly.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Special Items to Adjusted Net Loss and to EBITDA and Adjusted EBITDA from Continuing Operations

	Year Ended December 31, 2015
	As Reported	Special Items		As Adjusted
Revenue	$356,699	$—		$356,699
Direct operating expenses	279,881	(3,678)	[A]	276,203
General and administrative expenses	39,327	(4,149)	[B]	35,178
Total costs and expenses	501,538	(119,646)	[C]	381,892
Operating loss	(144,839)	119,646	[C]	(25,193)
Loss from continuing operations	(195,167)	121,381	[D]	(73,786)

Basic and diluted loss from continuing operations	$(7.05)			$(2.67)

Loss from continuing operations	$(195,167)			$(73,786)
Depreciation and amortization	70,511			70,511
Interest expense, net	49,194			49,194
Income tax (benefit) expense	(117)			5
EBITDA and Adjusted EBITDA from continuing operations	$(75,579)			$45,924

Description of 2015 Special Items:
[A]	Special items include a gain on sale related to the disposal of certain transportation related assets and the write-off of pipeline related assets in connection with a contract termination
[B]	Primarily attributable to stock-based compensation, non-routine litigation expenses and a gain related to the sale of assets.
[C]
Primarily includes the aforementioned adjustments, and a charge of approximately $7.1 million associated our restructuring initiative and other exit related costs from certain shale basins and approximately $104.7 million associated with a goodwill impairment charge recorded for the Rocky Mountain division.

[D]
Primarily includes the aforementioned adjustments, along with a charge of $2.1 million in connection with a write-off of a portion of the unamortized deferred financing costs associated with our ABL Facility and a net reduction related to a prior acquisition earnout reserve of $0.3 million. Additionally, our effective tax rate for the year ended December 31, 2015 was zero percent and has been applied to the special items accordingly.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Special Items to Adjusted Net Loss and to EBITDA and Adjusted EBITDA from Continuing Operations

	Year Ended December 31, 2014
	As Reported	Special Items		As Adjusted
Revenue	$536,282	$—		$536,282
Direct operating expenses	392,458	1,930	[E]	394,388
General and administrative expenses	59,187	(11,708)	[F]	47,479
Total costs and expenses	953,936	(426,189)	[G]	527,747
Operating (loss) income	(417,654)	426,189	[G]	8,535
Loss from continuing operations	(457,178)	416,501	[H]	(40,677)

Basic and diluted loss from continuing operations	$(17.52)			$(1.56)

Loss from continuing operations	$(457,178)			$(40,677)
Depreciation and amortization	85,880			85,880
Interest expense, net	50,917			50,917
Income tax benefit	(12,463)			(905)
EBITDA and Adjusted EBITDA from continuing operations	$(332,844)			$95,215

Description of 2014 Special Items:
[E]
Special items include gain on sale related to the disposal of certain transportation assets, offset by a charge related to a contract settlement and environmental reserve adjustments primarily attributed to business in the Southern division.

[F]	Primarily attributable to litigation, stock-based compensation and integration and rebranding expenses.
[G]
Primarily includes the aforementioned adjustments, and goodwill impairment charges totaling $203.3 million, $33.8 million and $66.9 million attributable to business in the Rocky Mountain, Northeast, and Southern division, respectively, for the full-year ended December 31, 2014.

[H]
Includes goodwill impairment charges totaling $203.3 million, $33.8 million and $66.9 million attributable to business in the Rocky Mountain, Northeast, and Southern division, respectively, for the full-year ended December 31, 2014. In March 2014, the Company wrote-off a portion of the unamortized deferred financing costs associated with its Amended Revolving Credit Facility of approximately $3.2 million. Additionally, the Company recorded a net reduction related to a prior acquisition earnout reserve of $1.3 million for the full year ended December 31, 2014. The Company's effective tax rate for the year ended December 31, 2014 of 2.7% and has been applied to the special items accordingly.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Free Cash Flow from Continuing Operations

	Year Ended December 31,
	2015	2014
Net cash provided by operating activities from continuing operations	$49,827	$17,376
Less: net cash capital expenditures, [A]	(6,469)	(45,539)
Free Cash Flow	$43,358	$(28,163)

[A]	Purchases of property, plant and equipment, net of proceeds received from sales of property, plant and equipment